INTERNATIONAL GAME TECHNOLOGY

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  February 22, 1994

          The Annual Meeting of the Stockholders of International Game Technology will be held at 1085 Palms Airport Drive, Las Vegas, Nevada, on Tuesday, February 22, 1994, at 1:30 p.m., local time, for the purpose of considering and voting on:

     (1) Election of seven directors for the ensuing year (the Board of Director's nominees are named in the accompanying Proxy Statement); and

     (2) Such other business as may properly come before the meeting and any and all adjournments thereof.

          The Board of Directors has fixed December 31, 1993 as the record date for determining the stockholders of the Corporation entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Corporation of record at the close of business on such date will be entitled to notice of and to vote at said meeting or adjournment.

                         BY ORDER OF THE BOARD OF DIRECTORS


                         Brian McKay
                         Secretary

Reno, Nevada
January 7, 1994

          TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THIS PURPOSE. YOUR SIGNED PROXY IS THE ONLY WAY YOUR SHARES CAN BE COUNTED IN THE VOTE UNLESS YOU PERSONALLY CAST A BALLOT AT THE MEETING.

                        INTERNATIONAL GAME TECHNOLOGY

                              PROXY STATEMENT

                        INFORMATION REGARDING PROXIES

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of International Game Technology
(together with its subsidiaries, as the context may require, hereinafter called the "Corporation") to be voted at the Annual Meeting of Stockholders on Tuesday, February 22, 1994, and at any and all adjournments thereof.

          Solicitation of proxies by mail is expected to commence on or about January 24, 1994 and the cost thereof will be borne by the Corporation. In addition to such solicitation by mail, some of the officers and regular employees of the Corporation may solicit, without extra compensation, proxies by telephone, telegraph and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Corporation for postage and clerical expense in doing so.

          Proxies may be revoked at any time prior to the exercise thereof by giving written notice to the Corporation or by a later dated proxy executed by the person executing the prior proxy and filed with the Corporation or otherwise presented at the meeting. Stockholders attending the Annual Meeting may vote their shares in person whether or not a proxy has been previously executed and returned. If the accompanying proxy card is signed and returned to the Corporation, and not revoked, it will be voted in accordance with instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote FOR election of the nominees named herein as directors.

          Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Corporation to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions or represent "broker non-votes" as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions and broker non-votes, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

          If a broker or nominee has indicated on the proxy that it does not have discretionary authority to vote certain shares, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares may be considered entitled to vote for quorum purposes and entitled to vote on other matters). Shares referred to as "broker non-votes" are shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter.

          Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board. If a broker or nominee who does not have discretion to vote has delivered a proxy but has failed to physically indicate on the proxy card such person's lack of authority to vote, the shares will be treated as present and will be voted in accordance with the instructions on the proxy card (i.e. as a vote FOR the director nominees named therein).

          The executive offices of the Corporation are located at 5270 Neil Road, Reno, Nevada 89510.

                               VOTING SECURITIES

        The securities of the Corporation entitled to be voted at the meeting consist of shares of its Common Stock, $0.000625 par value, of which 127,926,561 shares were issued and outstanding at the close of business on December 31, 1993. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting.

          The shares of Common Stock are entitled to one vote per share but do not have cumulative voting rights and, therefore, a majority of the outstanding shares entitled to vote has the power to elect all directors. Directors of the Corporation who have been nominated for re-election and the executive officers of the Corporation collectively have the power to vote 6,531,190 shares as of the record date (5.1% of the outstanding shares as of the record date) and have indicated that they currently intend to vote such shares in favor of each of management's nominees to serve as directors.

                             STOCKHOLDER PROPOSALS

          Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Corporation by September 26, 1994 to be considered for inclusion in the Corporation's proxy statement relating to that meeting.

                        PRINCIPAL HOLDERS OF COMMON STOCK

          The following table sets forth the information as of December 31, 1993 with respect to the beneficial ownership of the Corporation's Common Stock by the principal stockholders, all directors, and all officers and directors of the Corporation as a group.


                                                        Shares Beneficially
Names and Addresses of                                         Owned
Beneficial Owners                                      Number(1)   Percent(2)
- -----------------------------------------             ----------  ------------

Wilbur K. Keating
8 Comstock Circle
Carson City, Nevada  89701 . . . . . . . .               7,601         -

Claudine B. Williams
3475 Las Vegas Boulevard South
Las Vegas, Nevada  89109 . . . . . . . . .             134,940        0.11

Albert J. Crosson
1645 West Valencia Drive
Fullerton, California  92633 . . . . . . .             259,333        0.20

Charles N. Mathewson
520 South Rock Boulevard
Reno, Nevada  89502. . . . . . . . . . . .           3,233,324        2.53

John J. Russell
520 South Rock Boulevard
Reno, Nevada  89502. . . . . . . . . . . .             327,547        0.26

Warren L. Nelson
Post Office Box 3196
Reno, Nevada  89505. . . . . . . . . . . .             432,381        0.34

Frederick B. Rentschler
5945 East Sage Drive
Scottsdale, Arizona  85253 . . . . . . . .               3,333          -

All officers and directors
as group (13 persons). . . . . . . . . . . .         7,091,466        5.52

_____________________

1 Includes shares which may be purchased upon exercise of options which are exercisable within 60 days of December 31, 1993.
2 Any securities not outstanding which are subject to options or conversion privileges which are exercisable within 60 days of December 31, 1993 are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.


                            ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until a successor is elected. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, the proxies for the election as directors of the seven persons named below as nominees. All of the nominees are at present directors of the Corporation. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

The following table sets forth for each nominee for election as a director his or her name, all positions with the Corporation held by him or her and his or her principal occupation:

                                                                    Director
Name                  Age   Principal Occupation                     Since
- -------------------- ----  --------------------------------       -----------

Charles N. Mathewson   65   Mr. Mathewson was appointed to           1985
                            fill a vacancy on the
                            Corporation's Board of Directors
                            in 1985 and was named Chairman in
                            February 1986.  In December 1986,
                            Mr. Mathewson was appointed
                            President and Chief Executive
                            Officer and resigned as Chairman
                            of the Board.  Mr. Mathewson
                            resumed the position as Chairman
                            of the Board and resigned as
                            President in February 1988.  He
                            received his Bachelor of Finance
                            degree from the University of
                            Southern California in 1953 and
                            graduated from the University of
                            California Management Program in
                            1960.  He served as Senior
                            Executive Vice President and a
                            Director of Jefferies and Co. from
                            1968 to 1971, Chairman of the
                            Board of Arden Mayfair Inc. from
                            1971 to 1974, and Chairman of the
                            Board of Wagenseller & Durst from
                            1978 to 1979.  From 1980 until
                            February 1986, Mr. Mathewson was a
                            general partner of Management
                            Advisors Associates, a partnership
                            engaged in investment and business
                            consulting.  Mr. Mathewson is a
                            member of the Board of Directors
                            of Baron Asset Fund.

Warren L. Nelson       81   Mr. Nelson joined the Corporation           1983
                            as a Director in February 1983.
                            Since coming to Nevada in 1936,
                            Mr. Nelson has been actively
                            involved in the gaming industry,
                            holding various management
                            positions in several gaming
                            establishments in the State.
                            Since its inception in November
                            1961, Mr. Nelson has been an owner
                            and actively involved in the
                            management of the Club Cal Neva, a
                            casino located in Reno, Nevada.
                            He has previously served under
                            three Nevada governors on the
                            Nevada Gaming Policy Committee.

Wilbur K. Keating      62   Mr. Keating was elected a Director        1987
                            in May 1987.  He received his
                            degree in Business Management from
                            the University of Colorado in
                            1956.  He is the Chief Executive
                            Officer of the Nevada Public
                            Employees Retirement System, a
                            position he has held since 1974.

Claudine B. Williams   72   Ms. Williams was elected a                1988
                            Director in May 1988.  In 1965,
                            she began operating the Silver
                            Slipper Casino in Las Vegas, and
                            opened the Holiday Casino in 1973.
                            Ms. Williams served as Past-
                            President and General Manager of
                            the Holiday Casino and presently
                            serves as its Chairman of the
                            Board.  Ms. Williams currently
                            serves as Chairman of the Board of
                            the American Bank of Commerce, and
                            the Chairman of the Board of
                            Harrah's Las Vegas (formerly the
                            Holiday Inn).  On the Nevada state
                            level, she was appointed a Member
                            of the Nevada State Board of
                            Equalization, a position in which
                            she served for six years.
                            Ms. Williams was appointed a
                            Member of the Nevada Commission on
                            Tourism in 1984 and was re-
                            appointed in 1987 and 1990.  In
                            January 1988, she was appointed a
                            Member of the California-Nevada
                            Super Speed Ground Transportation
                            Commission.  In 1985, Ms. Williams
                            was elected to serve on the Board
                            of Directors of the Las Vegas
                            Convention and Visitors Authority,
                            and served as its Secretary/
                            Treasurer.  She also served on the
                            Board of Directors of the Las
                            Vegas Chamber of Commerce for
                            eight years and was Chairman for
                            one term.

Albert J. Crosson      63   Mr. Crosson was elected to the             1988
                            Corporation's Board of Directors
                            in May 1988.  Since January 1993,
                            Mr. Crosson has been President and
                            Chief Operating Officer of ConAgra
                            Grocery Products Companies.  From
                            1986 to January 1993, he was
                            President of Hunt-Wesson Foods,
                            Inc., a ConAgra Company.  Prior to
                            1986,  he was Executive Vice
                            President for Hunt-Wesson, Inc.,
                            and President of Arden Mayfair.
                            Mr. Crosson is also a Director of
                            Pioneer Bank, which is based in
                            Fullerton, California.

John J. Russell        64   Mr. Russell was appointed to the           1990
                            Board in January 1990 to fill a
                            new position on the Board.
                            Mr. Russell joined the Corporation
                            as Senior Vice President in
                            February 1986, was named Executive
                            Vice President in June 1987 and
                            President in February 1988.  He
                            was named Chief Executive Officer
                            of the Corporation in June 1993.
                            Mr. Russell served as President of
                            Gabler, Russell & Company, Inc., a
                            firm of business consultants, from
                            1959 to 1986.  Mr. Russell began
                            his business career in 1948 in the
                            wholesale distribution and
                            brokerage business.

Frederick B.
Rentschler             54   Mr. Rentschler was appointed to            1992
                            the Board of Directors in May 1992
                            to fill a vacancy on the Board.
                            Prior to his retirement in 1991,
                            Mr. Rentschler served as President
                            and Chief Executive Officer of
                            Northwest Airlines from 1990 to
                            1991.  Prior to those positions,
                            Mr. Rentschler served as President
                            and Chief Executive Officer of
                            Beatrice Company from 1988 to
                            1990, as President and Chief
                            Executive Officer of Beatrice U.S.
                            Foods from 1985 to 1988, as
                            President and Chief Executive
                            Officer of Hunt-Wesson, Inc. from
                            1980 to 1984 and President of
                            Armour-Dial from 1977 to 1980.
                            Mr. Rentschler is a member of the
                            Board of Directors of Esca
                            Genetics Corp.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD


          The Board of Directors held four meetings during fiscal 1993. Each outside director receives a $10,000 annual fee, a fee of $600 for attendance at meetings of the Board and a fee of $600 for attendance at committee meetings. Directors who are employees of the Corporation are not paid any fees or additional remuneration for service as members of the Board or its Committees. Each current non-employee director received non-qualified stock options to purchase 10,000 shares of Common Stock in fiscal 1993 (adjusted to reflect a two-for-one stock split effective March 17, 1993) at an exercise price of $21.81 per share. Each new non-employee director will receive non-qualified stock options to purchase 10,000 shares of Common Stock upon his or her initial election to the Board of Directors and every year thereafter, including 1994, each non-employee director, including each of the current non-employee directors, will receive non-qualified stock options to purchase 4,000 shares of Common Stock upon his or her re-election to the Board.

          The Board of Directors has an Executive Committee (comprised of Ms. Williams and Messrs. Nelson and Mathewson) which held no meetings during fiscal 1993. Except for certain powers which under Nevada law may only be exercised by the full Board of Directors, the Executive Committee has and exercises the powers of the Board in monitoring the management of the business of the Corporation between meetings of the Board of Directors.

          The Corporation has an Audit Committee consisting of Messrs. Crosson and Keating. The Audit Committee held one meeting during fiscal 1993. The Audit Committee has responsibility for consulting with the Corporation's officers regarding the appointment of independent public accountants as auditors, discussing the scope of the auditors' examination and reviewing annual financial statements, related party transactions, potential conflict situations and corporate accounting policies.

          During fiscal 1993, each director attended at least 75% of the aggregate of the number of meetings of the Board and respective Committees on which he or she served while a member thereof. The Board of Directors does not have a nominating committee.


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Board of Directors has a Compensation Committee. During fiscal 1993, Ms. Williams and Messrs. Nelson and Crosson served as members of the Compensation Committee. No member of the Committee is a former or current officer or employee of the Corporation or any of its subsidiaries. The functions performed by the Compensation Committee include administration of the Corporation's Stock Option and Employee Stock Purchase Plans and a review of the compensation policies applicable to executive officers. The Compensation Committee acted by unanimous written consent fifteen times in fiscal 1993. See "Certain Relationships and Related Transactions" for a discussion of certain relationships between the Corporation and certain businesses affiliated with Mr. Nelson and Ms. Williams.

                            EXECUTIVE COMPENSATION



Summary Compensation Table


                                                      Long-Term
                                                     Compensation
                                                        Awards
                                                      Securities
                                                      Underlying
Name and                   Annual Compensation         Options        (C)
Principal                          (A)      (A)        Granted      All Other
Position                 Year     Salary    Bonus       (#)(B)    Compensation
- --------                 -----    ------    -----     --------    ------------

Charles N. Mathewson
Chairman of the Board(D)
                         1993    $260,000  $367,500     12,700      $79,749
                         1992     260,000   325,000      ---         81,125
                         1991     259,327   260,000    400,000       49,801

John J. Russell
President/Chief Executive Officer(D)
                         1993     230,000   323,750    210,278       74,294
                         1992     210,000   265,500      ---         68,945
                         1991     209,231   210,000    200,000       46,323

Peter D. Dickinson
Executive Vice President,
 Corporate Operations
                         1993     179,615   252,000      8,346       54,238
                         1992     169,611   212,500       ---        56,488
                         1991     151,892   134,975    120,000       32,490

Robert M. McMonigle
Executive Vice President,
 Corporate Relations
                         1993     164,692   222,000      7,830       55,369
                         1992     156,212   200,000     10,000       60,316
                         1991     136,375   145,249     40,000       36,473

Raymond D. Pike
Executive Vice President,
 Corporate Development
                         1993     147,966   206,500     17,120       46,072
                         1992     137,700   182,000      ---         49,208
                         1991     130,000   115,872     40,000       34,583

_____________________________

(A) Amounts shown include cash compensation earned and received by executive officers. No non-cash compensation was paid as salary or as a bonus during fiscal 1993.

(B) The Corporation has not issued stock appreciation rights or restricted stock awards.

(C) Amounts shown represent contributions by the Corporation to the accounts of the identified executive officers under the Corporation's qualified profit sharing plan and payments under the Corporation's Cash Sharing Plan. See "Qualified Profit Sharing Plan" and "Cash Sharing Plan" for a description of these plans.

(D) Mr. Mathewson served as Chairman of the Board and Chief Executive Officer until June 1, 1993. On June 1, 1993 Mr. Russell became the Chief Executive Officer of the Corporation. Mr Mathewson continues to serve as Chairman of the Board.

Options


                    The table below sets forth certain information regarding options granted to the five most highly compensated executive officers of the Corporation during fiscal 1993.


                          Option Grants In Last Fiscal Year



                      Individual Grants                  Potential Realizable
    -------------------------------------------------           Value at
    Number of                                               Assumed Annual
    Securities    Percent of                                   Rates of
    Underlying   Total Options    Exercise                   Stock Price
     Options      Granted to      or Base                  Appreciation for
     Granted     Employees in      Price    Expiration        Option Term
     (#) (A)      Fiscal Year      ($/SH)     Date         5%(A)       10%(A)
  -----------    ------------     -------   ----------   ---------   ---------
Charles N. Mathewson
      12,700         1.51%         $25.44    12/31/02    $ 203,525  $ 513,659

John J. Russell
      10,278         1.22%          25.44    12/31/02      164,711    415,700
     200,000        23.78%          25.69    02/03/03    3,236,625  8,168,625

Peter D. Dickinson
       8,346         0.99%          25.44    12/31/02      133,750    337,559

Robert M. McMonigle
       7,830         0.93%          25.44    12/31/02      125,481    316,689

Raymond D. Pike
       7,120         0.85%          25.44    12/31/02      114,102    287,973
      10,000         1.19%          34.87    07/20/03      219,712    554,512
___________________________

(A)Such options have a ten year term and are exercisable commencing 12 months after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fifth anniversary date. The 200,000 share option granted to Mr.
   Russell has a ten year term and is exercisable commencing 12 months after the grant date, with 50% of the shares covered thereby becoming exercisable at that time and with the remaining 50% becoming exercisable 12 months therafter.


Option Exercises And Year End Value Table


                   Aggregated Option Exercises In Last Fiscal Year
                          And Fiscal Year End Option Values

 Options Exercised        Number of Securities
  in Fiscal 1993         Underlying Unexercised       Value of Unexercised
 Shares        Value          Options at              In-The-Money Options
Acquired on   Realized   September 30, 1993(#)      at September30,1993($)(A)
Exercise(#)   ($) (A)  Exercisable  Unexercisable  Exercisable   Unexercisable
- -----------  --------  -----------  -------------  -----------   -------------

Charles N. Mathewson
1,104,438 $21,603,108    400,000      72,057       $13,558,799    $2,475,314

John J. Russell
  375,510   8,247,355    122,000     252,496         4,135,437     4,616,041

Peter D. Dickinson
  250,332   5,709,793     48,001     186,333         1,622,381     6,299,897

Robert M. McMonigle
   64,812   1,871,993     18,595     146,339           688,813     5,101,874

Raymond D. Pike
   69,208   1,655,065       ---       95,063             ---       2,936,038




________________________

(A) Market value of the underlying securities at exercise date or year-end, as the case may be, minus the exercise price of "in-the-money" options.


Qualified Profit Sharing  Plan

          In 1980, the Corporation established a qualified profit sharing plan (the "Profit Sharing Plan") designed as a defined contribution profit sharing plan covering all non-union employees of the Corporation, including officers, who are 18 years of age or older and have completed 1,000 hours of employment with the Corporation. The Profit Sharing Plan is funded by Corporation contributions, and amounts so contributed vest with respect to each employee over a seven-year period after such employee begins participation in the Profit Sharing Plan. The Profit Sharing Plan provides for payment of vested benefits on a lump sum basis.

          The amount of the Corporation's contributions to the Profit Sharing Plan is determined, in its sole discretion, by the Board of Directors of the Corporation. Under the Profit Sharing Plan,
5% of the annual pre-tax profits of the Corporation (as adjusted to exclude the effect of certain consolidated subsidiaries) are contributed to the Profit Sharing Plan. Beginning with fiscal year 1988, the contribution has been 5% of adjusted pre-tax profit of the Corporation in excess of a set minimum ($44,000,000 in fiscal 1993). The maximum annual contribution permitted under the Profit Sharing Plan is an amount equal to the lesser of 25% of the total compensation of participating employees in any calendar year or the current ERISA limitation of $30,000 per employee for 1993. The Corporation's contribution in each year is allocated to employees' accounts based on the ratio of each participating employee's annual compensation to the annual compensation of all participating employees. Each participant directs the investment of their individual account from six investment alternatives, and the vested portion of a participant's account is distributed upon normal retirement, disability or death. In case of termination of employment for reasons other than retirement, disability or death, the unvested portion of a participant's account is forfeited, and the amount so forfeited is allocated to the accounts of the remaining participants.

Cash Sharing Plan

A Cash Sharing Plan was adopted by the Corporation in 1986, in which 5% of annual pre-tax operating profits of the Corporation in excess of a pre-determined threshold are distributed to all employees, in proportion to their salary or wage compensation, on a semi-annual basis.

Employment Contracts

          Pursuant to an employment agreement dated July 19, 1991 between the Corporation and Mr. Mathewson, the Corporation has agreed to pay Mr. Mathewson a base salary of $260,000 per year and an annual bonus measured by earnings increases of the Corporation and its subsidiaries. The agreement also provides that the Corporation will pay Mr. Mathewson severance pay, if he is discharged without cause, in an amount equal to three months of salary for each full year of employment since February 1986, with a minimum payment of one year of salary and a maximum payment of two years of salary.

          Pursuant to an employment agreement dated July 19, 1991 between the Corporation and Mr. Russell, the Corporation has agreed to pay Mr. Russell a base salary of $210,000 per year and an annual bonus and severance pay based on the same formulas applicable for Mr. Mathewson. Mr. Russell's agreement also provided for the grant of stock options to Mr. Russell in fiscal 1991 covering 50,000 shares at an exercise price equal to the fair market value of such shares on the date of grant. Mr. Russell was promoted to the position of Chief Executive Officer on June 1, 1993 and at that time his base salary was increased to $275,000. Mr. Russell also received a grant of 200,000 stock options at the time of his promotion.


THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.


                       REPORT OF THE COMPENSATION COMMITTEE


To:  The Board of Directors

          The Compensation Committee (Committee), a committee composed entirely of directors who have never served as officers of the Corporation, administers the compensation of the Corporation's executive officers. The Committee also administers incentive plans of the Corporation, including the Corporation's Management
Bonus Program and the key employee provisions of the International Game Technology 1993 Stock Option Plan and the Stock Option Plan for
Key Employees of International Game Technology (the "Stock Option
Plans").

          Compensation Philosophy: At the direction of the Board of Directors and pursuant to the charter of the Committee, the Committee endeavors to insure that the compensation programs for executive officers of the Corporation and its subsidiaries are effective in attracting and retaining key executives responsible for the success of the Corporation, and are administered in an appropriate fashion in the long-term interests of the Corporation and its stockholders. The Committee believes that an important factor in determining the total compensation of the Corporation's executive officers should be the Corporation's overall financial performance, and has instituted a policy that a significant portion of total compensation should consist of variable, performance-based components, such as management bonuses and stock option awards, which can increase or decrease to reflect changes in corporate and individual performance. For example, under the 1993 Management Bonus Program of the Corporation, the annual bonus compensation received by executive officers is determined in significant part by the increase in the Corporation's income from operations compared to the previous year. Income from operations for fiscal 1993 was 149% of the prior year. For the executive officers named in the Summary Compensation Table, cash bonuses comprised on average approximately 58.3% of total 1993 salary and bonus compensation.

          The Committee also takes into account various qualitative indicators of corporate and individual performance in determining the level and composition of the base salary and incentive compensation awards for the chief executive officer and other executive officers. For example, the Committee recognizes qualitative factors such as the successful supervision of significant corporate projects and demonstrated leadership ability in determining compensation levels.

          The incentive compensation awards received by the chief executive officer and other executive officers during fiscal 1993 under the Management Bonus Program included cash bonuses and stock option awards under the Corporation's Stock Option Plans. Stock options awarded under the Management Bonus Program typically vest over five years, and are priced at the fair market value of the common stock on the day of grant. The bonuses for fiscal 1993 for executive officers named in the Summary Compensation Table (other than Messrs. Mathewson and Russell) were established by Mr. Russell based on his review of each officer's individual performance and the overall financial performance of the Corporation, and such bonuses were approved by the Committee. Committee actions related to the compensation of the chief executive officer of the Corporation are submitted to the full Board of Directors for ratification. The Committee may also approve additional stock option awards for the chief executive officer and other executive officers in instances where the Committee determines that such an award is merited.

          In approving incentive compensation awards, the Committee considers and evaluates the quantitative and qualitative factors outlined above relating to the Corporation's performance and each executive officer's relative contribution to that performance, as well as the total compensation of the Corporation's chief executive officer and other executive officers in light of information regarding the compensation practices and corporate financial performances of peer group companies.

          To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee also considers the anticipated tax treatment to the Corporation and to the executives of various payments and benefits. However, since some types of compensation payments and their deductibility depend upon the timing of an executive's exercise of stock option rights (e.g., the spread on exercise of non-qualified options), and because interpretations and changes in the tax laws and other factors beyond the Committee's control may also effect the deductibility of compensation, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

          Chief Executive Officer Compensation: During fiscal year 1993, Mr. Mathewson, who served as the Chariman of the Board and Chief Executive Officer of the Corporation until June 1, 1993, received a base salary of $260,000.00 per annum as established pursuant to an employment contract dated July 19, 1991. Mr. Mathewson's base salary has not been modified since July, 1991 despite the Corporation's earnings improvements during fiscal years 1991, 1992 and 1993, under his leadership. Effective June 1, 1993, Mr. John J. Russell was appointed to serve as the Corporation's Chief Executive Officer. Prior to June 1, 1993, Mr. Russell served as President and Chief Operating Officer of the Corporation, and in that capacity received a base salary of $210,000.00 per annum pursuant to an employment contract dated July 19, 1991.
In recognition of the increased responsibilties assumed by Mr.
Russell as Chief Executive Officer, Mr. Russell's base salary was increased to $275,000.00 per annum, and Mr. Russell received a grant of options to acquire 200,000 shares (approximately 0.16% of the current outstanding stock) of the Corporation's Common Stock, vesting over a two-year period. During fiscal 1993, Mr. Mathewson and Mr. Russell each received, in accordance with their employment agreements, a management bonus under the Corporation's 1993 Management Bonus Program measured at 3% of base salary for each 1% of increase in the Corporation's income from operations compared to the previous fiscal year, up to 140% of their base salary. The Committee believes that Mr. Mathewson's and Mr. Russell's compensation during fiscal 1993 is appropriate considering the principals and procedures outlined in this report.

                                                  COMPENSATION COMMITTEE

                                                  Albert J. Crosson, Chair
                                                  Warren L. Nelson
                                                  Claudine B. Williams

January 7, 1994


          (The comparison of five year cumulative total return in graph form which is shown here on the proxy statement has been filed under form SE as of January 19, 1994.)


                        EXECUTIVE OFFICERS

          The following table sets forth the names and ages of the executive officers of the Corporation (each of whom serves at the pleasure of the Board of Directors), all positions held with the Corporation by each individual, and a description of the business experience of each individual for at least the past five years.



       Name               Age                Title
- ----------------------   -----         -----------------

Charles N. Mathewson       65  Chairman of the Board of Directors
John J. Russell            64  Director, President and Chief
                               Executive Officer
Peter D. Dickinson         46  Executive Vice President,
                               Corporate Operations
Raymond D. Pike            46  Executive Vice President,
                               Corporate Development
G. Thomas Baker            51  Executive Vice President Finance,
                               Chief Financial Officer and
                               Treasurer
Robert M. McMonigle        49  Executive Vice President,
                               Corporate Relations
Brian McKay                48  General Counsel, Corporate
                               Secretary

          For a description of Messrs. Mathewson's and Russell's business experience, see "Election of Directors."

          Mr. Dickinson joined the Corporation as its Vice President-Engineering in November 1981 and in February 1988 was named
Senior Vice President.  He was named President and Chief
Operating Officer of IGT - North America, a wholly-owned subsidiary of International Game Technology, in October 1991, and was named Executive Vice President, Corporate Operations in
September 1993. Mr. Dickinson received his Bachelor of Science and Masters of Engineering Degrees in Electrical Engineering from Cornell University in 1969 and 1970, respectively. Prior to joining the Corporation, he had 13 years of electronics experience with various divisions of the Hewlett-Packard Company.
Mr. Dickinson holds numerous patents in the computer and gaming fields.

          Mr. Pike joined the Corporation as its General Counsel in December 1980, has served as its Chief Counsel and Secretary from June 1981 until January 1994, was named Vice President in 1983, Senior Vice President in February 1988, and Executive Vice President, Corporate Development in September 1993. He received his law degree from Boalt Hall, the University of California, Berkeley, in 1973. From September 1974 to December 1977, Mr.
Pike was an Assistant United States Attorney for the District of Nevada. He then spent one year in the private practice of law as an associate with Lionel Sawyer & Collins before becoming the Deputy Attorney General for the State of Nevada/Chief of the Gaming Division. He held the latter position from December 1978 until joining the Corporation in December 1980.

          Mr. Baker joined the Corporation in September 1988 as its Vice President of Finance and Administration and Chief Financial Officer. In October 1991, Mr. Baker was named Vice President of Finance, Chief Financial Officer and Treasurer of the
Corporation. He was named Executive Vice President, Corporate Finance, Chief Financial Officer and Treasurer in September 1993. Prior to his current position, from August 1985 to September
1988, he was Chief Financial Officer for Evans Rents, an upscale furniture rental company in Los Angeles, California. From April 1979 until August 1985, Mr. Baker was the Chief Financial Officer at Aurora Productions, an independent motion picture production company in Los Angeles, California.

          Mr. McMonigle joined the Corporation as a Sales Manager for IGT - North America in March of 1986. From April 1987 until
October 1989, Mr. McMonigle was the Director of Sales for IGT and from October 1989 until September 1991 he was Vice President-
Sales of the Corporation. From September 1991 to September 1993 he has served as Executive Vice President of Sales for the Corporation. In September 1993, Mr. McMonigle was promoted to Executive Vice President, Corporate Relations. Prior to joining the Corporation, from September 1984 through March 1986, Mr. McMonigle served as Regional Sales Manager at American Protective Services located in Oakland, California. From March 1979 through July 1984, Mr. McMonigle was employed by ARA Services, Inc. as Regional Vice President in Los Angeles, and prior to that was employed from 1975 to 1979 as Director of Circulation for Straight Arrow Publishing in New York, publishers of "Rolling
Stone" and "Outside" magazines. Prior to that, Mr. McMonigle was with Readers Digest in Pleasantville, New York. Mr. McMonigle is a graduate of Southeast Missouri State University with a Bachelor's Degree in Business Administration.

          Mr. McKay joined the Corporation in January 1994 as General Counsel and Corporate Secretary. From 1982 to 1990, Mr. McKay served two terms as Nevada's Attorney General, during which time he also served as Chairman of the Conference of Western Attorneys General. From 1990 to 1993, Mr. McKay was a partner in the administrative law and litigation departments of the law firm of Lionel Sawyer & Collins in Reno, Nevada. Mr. McKay serves as Chairman of the Nevada Republican Party, and is a member of the Board of Trustees of the International Association of Gaming Attorneys. He also serves on the Board of Directors of the State and Local Legal Centers and serves as a Board Member Emeritus of Westrends. Mr. McKay was a Deputy Attorney General for the State of Nevada from 1975 to 1979. Mr. McKay received his law degree in 1974 from Albany Law School of Union University.

       COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

          The following reports filed under Section 16(a) of the Securities Exchange Act of 1934, during or with respect to the fiscal year ended September 30, 1993, were not filed on a timely basis: a Form 3 reporting the receipt on November 5, 1992, of 618 shares (adjusted for March 17, 1993 two-for-one split) into the Sarah J. Shackelton Testamentary Trust, of which Scott Shackelton is a co-trustee.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Mr. Nelson, a member of the Corporation's Board of Directors, is an officer of and has an equity interest in a Nevada gaming business from which the Corporation recognized revenues of $889,000 for the fiscal year ended September 30, 1993. The Corporation had contracts and accounts receivable balances from this customer of $836,000 at September 30, 1993. During the fiscal year ended September 30, 1993, the largest amount of the Corporation's contract receivable balance from such customer was $826,000. Mr. Nelson is also a director and officer of the parent corporation to four additional gaming businesses in Nevada. The Corporation recognized revenues from these businesses of $3,727,000 for the fiscal year ended September 30, 1993. The Corporation had contracts and accounts receivable balances from these businesses of $804,000 as of September 30, 1993.

          Additionally, Ms. Williams, a member of the Corporation's Board of Directors, is the Chairman of the Board of a Nevada gaming business from which the Corporation recognized revenues of $2,064,000 for the fiscal year ended September 30, 1993. The Corporation had contracts and accounts receivable balances from this business of $15,000 at September 30, 1993.

           RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

          The Corporation has selected Deloitte and Touche as its independent accountants for the year ended September 30, 1994.

          A representative of Deloitte and Touche will be present at the Annual Meeting of Stockholders and will have the opportunity to make an appropriate statement and will respond to appropriate questions.

                               GENERAL

          The Corporation's Annual Report to Stockholders, containing audited financial statements, accompanies this Proxy Statement.
As of the date of this Proxy Statement, the Board of Directors knows of no business which will be presented for consideration at the meeting other than the matters stated in the notice and described in the Proxy Statement. If, however, any matter incident to the conduct of the meeting or other business shall properly come before the meeting, it is intended that the proxies will be voted in respect of any such matters or other business in accordance with the best judgment of the persons acting under the proxies, and discretionary authority to do so is included in the proxy.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       Brian McKay
                                       Secretary

Reno, Nevada
January 7, 1994


PROXY
                        INTERNATIONAL GAME TECHNOLOGY
                                      PROXY

                  ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 22, 1994


          The undersigned hereby appoints Charles N. Mathewson and Brian McKay, and each of them, the proxies and attorneys-in-fact of the undersigned, with full power of substitution in each, for in the name of the undersigned to attend the Annual Meeting of Stockholders of International Game Technology to be held February 22, 1994 at 1:30 p.m., Pacific Standard Time, at 1085 Palms Airport Drive, Las Vegas, Nevada, and any and all adjournments thereof, and to vote thereat the shares of Common Stock which the undersigned would be entitled to vote if then follows:

Proposals of Management - the Board of Directors recommends a vote
 FOR Item (1).


(1)     ELECTION OF DIRECTORS

        FOR all nomiees listed below
            (except as marked to the contrary below)

        WITHHOLD AUTHORITY to vote for all nomiees listed below


   (INSTRUCTION:   To withhold authority to vote for any individual
    nominee strike a line through the nominee name in the list below.)

    Albert J. Crosson        Wilbur K. Keating      Charles N. Mathewson
    Warren L. Nelson         John J. Russell        Claudine B. Williams
                             Frederick B. Rentschler

(2) In their discretion, upon such other matters as may properly come before the meeting.







PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE

Dated ________________________, 1994

Signature of stockholder should
correspond exactly with the name shown
below.  Corporate officers, attorneys,
trustees, executors, administrators,
guardians, and others should designate
their full titles.  Joint owners should
each sign.


________________________________________
                                    Signature



________________________________________
                                    Signature



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS.